THE TRAVELERS SERIES TRUST

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That I, R. Jay Gerken of North Caldwell, New Jersey, Chairman of the Board of Trustees, Chief Executive Officer and President of The Travelers Series Trust, do hereby make, constitute and appoint ERNEST J. WRIGHT, Secretary of said Trust, and KATHLEEN A. McGAH, Assistant Secretary of said Trust, either one of them acting alone, my true and lawful attorney-in-fact, for me, and in my name, place and stead, to sign registration statements of said Trust on Form N-1A or other applicable form under the Securities Act of 1933 for the registration of shares of Beneficial Interest of The Travelers Series Trust and to sign any and all amendments, including post-effective amendments thereto, that may be filed.

IN WITNESS WHEREOF I have hereunto set my hand this 26th day of February 2003.

/s/ R. Jay Gerken
Chairman of the Board of Trustees
Chief Executive Officer and President
The Travelers Series Trust

THE TRAVELERS SERIES TRUST

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That I, Richard Peteka of Fort Salonga, New York, Treasurer of The Travelers Series Trust, do hereby make, constitute and appoint ERNEST J. WRIGHT, Secretary of said Trust, and KATHLEEN A. McGAH, Assistant Secretary of said Trust, either one of them acting alone, my true and lawful attorney-in-fact, for me, and in my name, place and stead, to sign registration statements of said Trust on Form N-1A or other applicable form under the Securities Act of 1933 for the registration of shares of Beneficial Interest of The Travelers Series Trust and to sign any and all amendments, including post-effective amendments thereto, that may be filed.

IN WITNESS WHEREOF I have hereunto set my hand this 26th day of February, 2003.

/s/ Richard Peteka
Treasurer
The Travelers Series Trust